UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2023

Wyndham Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38432	82-3356232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

Registrant's telephone number, including area code: (973) 753-6000

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Wyndham Hotels & Resorts, Inc. (the “Company”) held on May 9, 2023, the Company’s stockholders, upon recommendation of the Company’s Board of Directors (the “Board”), approved an amendment to the Company’s Second Amended & Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for exculpation of certain officers of the Company as permitted by recent amendments to Delaware law. The Board had previously approved the amendment to the Certificate of Incorporation subject to stockholder approval. On May 9, 2023, the Company filed the Third Amended & Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) with the Secretary of State of the State of Delaware and the Amended Certificate of Incorporation became effective on that date. A more complete description of the amendment is set forth in “Proposal No. 3: Amendment of the Certificate of Incorporation to Provide for Exculpation of Certain Officers of the Company as Permitted by Recent Amendments to Delaware Law” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 28, 2023 (the “Proxy Statement”).

The foregoing summary of the amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Certificate of Incorporation, attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)  The Company held the Annual Meeting on May 9, 2023.

(b) At the Annual Meeting, the four proposals described in the Proxy Statement were submitted to the Company’s stockholders and the final voting results are provided below.

Proposal 1

The Company’s stockholders elected each of the eight Director nominees described in the Proxy Statement to serve for a term ending at the 2024 annual meeting of stockholders, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification, death or removal.  The election results for each of the Company’s Directors are set forth below.

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephen P. Holmes	70,607,953	2,002,563	80,241	7,772,097
Geoffrey A. Ballotti	71,805,547	804,945	80,265	7,772,097
Myra J. Biblowit	63,706,406	8,863,274	121,077	7,772,097
James E. Buckman	71,013,923	1,588,857	87,977	7,772,097
Bruce B. Churchill	70,321,684	2,280,753	88,320	7,772,097
Mukul V. Deoras	68,637,301	3,965,024	88,432	7,772,097
Ronald L. Nelson	68,686,955	3,919,372	84,430	7,772,097
Pauline D.E. Richards	69,325,702	3,277,479	87,576	7,772,097

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement as set forth below.

Votes for Approval:	65,256,124
Votes Against:	6,860,132
Abstentions:	574,501
Broker Non-Votes:	7,772,097

Proposal 3

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as described in the Proxy Statement, to provide for exculpation of certain officers of the Company as permitted by recent amendments to Delaware law as set forth below.

Votes for Approval:	64,653,511
Votes Against:	7,923,570
Abstentions:	113,676
Broker Non-Votes:	7,772,097

Proposal 4

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 as set forth below.

Votes for Approval:	75,380,917
Votes Against:	5,020,199
Abstentions:	61,738
Broker Non-Votes:	0

(c)  Not applicable.

(d)  Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Third Amended & Restated Certificate of Incorporation of Wyndham Hotels & Resorts, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

Date: May 10, 2023	By:	/s/ Paul F. Cash
Paul F. Cash General Counsel & Corporate Secretary